EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77B:
  Accountants report on internal control

EXHIBIT B:
  Attachment to item 77C:
  Submission of matters to a vote of Security holders.
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EXHIBIT A:
INDEPENDENT AUDITORS' REPORT

The Board of Trustees and Shareholders of Undiscovered Managers Funds:

In planning and performing our audits of the financial statements of Undiscovered Managers Funds (the "Trust"), including Undiscovered Managers Behavioral Growth Fund, Undiscovered Managers Behavioral Value Fund, Undiscovered Managers REIT Fund, Undiscovered Managers Special Small Cap Fund and UM Small Cap Growth Fund (the "Funds") for the year ended August 31, 2003 (on which we have issued our report dated October 17, 2003), we considered their internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on the Trust's internal control.

The management of the Trust is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States of America. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in any internal control, misstatements due to error or fraud may occur and not be detected. Also, projections of any evaluation of internal control to future periods are subject to the risk that the internal control may become inadequate because of changes in conditions or that the degree of compliance with policies or procedures may deteriorate.

Our consideration of the Trust's internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements due to error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the Trust's internal control and their operations, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of August 31, 2003.

This report is intended solely for the information and use of management, the Board of Trustees and shareholders of the Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
October 17, 2003




EXHIBIT B:

           SPECIAL MEETING OF SHAREHOLDERS (UNAUDITED)

A special meeting of Undiscovered Managers Small Cap Value Fund and Undiscovered Managers Mid Cap Value Fund (the "Funds") was held on March 28, 2003 for the purpose of approving (i) new sub-advisory agreements relating to the Funds between Undiscovered Managers, LLC (the "Adviser") and J.L. Kaplan Associates LLC ("Kaplan"), sub-adviser to the Funds, and (ii) the reorganization of the Funds into series of Evergreen Equity Trust. The approval of new sub-advisory agreements was sought due to a change of control of Kaplan. With regard to the proposed reorganizations, Undiscovered Managers Small Cap Value fund was proposed to be reorganized into Evergreen Small Cap Value Fund II, and Undiscovered Managers Mid Cap Value Fund was proposed to be reorganized into Evergreen Mid Cap Value Fund.

Each matter received the following votes from each Fund:

FUND
  UNDISCOVERED MANAGERS SMALL CAP VALUE FUND
MATTER
  Approval or Disapproval of an Agreement and Plan of Reorganization AFFIRMATIVE VOTES
  3,540,737.689
NEGATIVE VOTES
  46,725.948
ABSTENTIONS
  118,084.146
BROKER NON-VOTES
  1,427,042.000

FUND
  UNDISCOVERED MANAGERS SMALL CAP VALUE FUND
MATTER
  Approval or Disapproval of a Sub-Advisory Agreement
AFFIRMATIVE VOTES
  4,899,176.329
NEGATIVE VOTES
  63,617.459
ABSTENTIONS
  169,785.995
BROKER NON-VOTES
  0

FUND
  UNDISCOVERED MANAGERS MID CAP VALUE FUND
MATTER
  Approval or Disapproval of an Agreement and Plan of Reorganization AFFIRMATIVE VOTES
  366,057.735
NEGATIVE VOTES
  0
ABSTENTIONS
  0
BROKER NON-VOTES
  11,643.000

FUND
  UNDISCOVERED MANAGERS MID CAP VALUE FUND
MATTER
  Approval or Disapproval of a Sub-Advisory Agreement
AFFIRMATIVE VOTES
  377,700.735
NEGATIVE VOTES
  0
ABSTENTIONS
  0
BROKER NON-VOTES
  0

The new sub-advisory agreements and the plans of reorganization were approved at the special meeting of shareholders, and the reorganization of the Funds took effect on April 25, 2003.

With respect to UM Merger & Acquisition Fund, the other fund sub-advised by Kaplan, in lieu of a meeting of shareholders, action by written consent was taken as of March 28, 2003 by the Adviser, the sole shareholder of UM Merger & Acquisition Fund, approving (i) a new sub-advisory agreement between the Adviser and Kaplan, and (ii) the reorganization of UM Merger & Acquisition Fund into Evergreen Merger & Acquisition Fund, a series of Evergreen Equity Trust. The reorganization of UM Merger & Acquisition Fund took place on April 25, 2003.